UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 5, 2007
CSB Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Ohio	0-21714	34-1687530

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

91 North Clay Street, P.O. Box 232, Millersburg, Ohio	44654

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (330) 674-9015
Not Applicable
(Former Name or former address if changed since last report)
Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e). Material Award of Compensation to Named Executive Officers.
     On April 5, 2007, CSB Bancorp, Inc. (“registrant”) paid annual cash incentive compensation to certain employees for the fiscal year 2006. Annual incentive compensation is based on the short-term performance of registrant as measured by certain financial ratios tied to the registrant’s strategic objectives, as further described under the heading Annual Incentive in the Compensation Discussion and Analysis section of registrant’s Annual Proxy Statement. With respect to the registrant’s chief executive officer and three other most highly compensated executive officers, the registrant’s board of directors determined to pay annual cash incentive compensation below the maximum level permitted under targets called for under the strict terms of the Plan.
     Accordingly, on April 5, 2007, the registrant paid the following amounts as annual cash incentive compensation to the registrant’s chief executive officer and three other most highly compensated executive officers for 2006:

Incentive
Name/Title	Compensation
Eddie L. Steiner	$31,000
President and Chief Executive Officer
Rick L. Ginther	$31,000
SVP/President and CEO of The Commercial & Savings Bank
Paul D. Greig	$23,000
SVP/Chief Operations Officer and Chief Information
Officer of The Commercial and Savings Bank
Paula J. Meiler	$22,000
SVP/Chief Financial Officer
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2007
CSB BANCORP, INC.
	By:	/s/ Paula J. Meiler
Paula J. Meiler, Senior Vice President
and Chief Financial Officer